UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 20, 2012, in accordance with the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 of Motors Liquidation Company and certain of its affiliates as debtors and debtors in possession, the Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 and executed by the parties thereto, and the Motors Liquidation Company Avoidance Action Trust Agreement dated as of March 30, 2011 and executed by the parties thereto (the “Avoidance Action Trust Agreement”), Wilmington Trust Company, solely in its capacities as (x) trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) and (y) trust administrator and trustee (in such capacity, the “Avoidance Action Trust Administrator”) of the Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”), filed a motion with the Bankruptcy Court for the Southern District of New York, (i) solely in its capacity as GUC Trust Administrator, for authority to (a) liquidate shares of common stock and warrants of General Motors Company (the “New GM Securities”) to fund accrued and expected fees, costs, and expenses of the GUC Trust and the Avoidance Action Trust and (b) transfer New GM Securities from the GUC Trust to the Avoidance Action Trust to fund potential future tax liabilities of the Avoidance Action Trust, and (ii) solely in its capacity as Avoidance Action Trust Administrator, for court approval of an amendment to the Avoidance Action Trust Agreement. A copy of the motion is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator and Avoidance Action Trust Administrator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ DAVID A. VANASKEY
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator and Avoidance Action Trust Administrator

4